Exhibit 99.1

INDEX TO CITIZENS FINANCIAL STATEMENTS

Page
Financial Statements (unaudited)
Consolidated Balance Sheets as of September 30, 2012, December 31, 2011 and September 30, 2011	2
Consolidated Statements of Operations for the Three Months Ended September 30, 2012 and September 30, 2011 and for the Nine Months Ended September 30, 2012 and September 30, 2011	3
Consolidated Statements of Comprehensive Income for the Three Months Ended September 30, 2012 and September 30, 2011 and for the Nine Months Ended September 30, 2012 and September 30, 2011	4
Consolidated Statements of Changes in Shareholders’ Equity for the Three Months Ended September 30, 2012 and September 30, 2011	5
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and September 30, 2011	6
Notes to Unaudited Consolidated Financial Statements	7

Consolidated Balance Sheets (Unaudited)

Citizens Republic Bancorp, Inc.

(in thousands)	September 30, 2012	December 31, 2011	September 30, 2011
Assets
Cash and due from banks	$162,705	$153,418	$147,418
Money market investments	223,818	313,632	283,018
Investment Securities:
Securities available for sale, at fair value	1,541,567	1,312,733	1,307,977
Securities held to maturity, at amortized cost (fair value of $1,378,310, $1,487,550 and $1,491,048, respectively)	1,313,504	1,444,054	1,454,873

Total investment securities	2,855,071	2,756,787	2,762,850
FHLB and Federal Reserve stock	122,123	117,943	123,696
Portfolio loans:
Commercial and industrial	1,688,996	1,543,529	1,531,492
Commercial real estate	1,335,601	1,544,361	1,643,901

Total commercial	3,024,597	3,087,890	3,175,393
Residential mortgage	570,295	637,245	654,561
Direct consumer	865,777	933,314	954,831
Indirect consumer	970,235	871,086	887,542

Total portfolio loans	5,430,904	5,529,535	5,672,327
Less: Allowance for loan losses	(122,125)	(172,726)	(190,354)

Net portfolio loans	5,308,779	5,356,809	5,481,973
Loans held for sale	30,062	10,402	30,221
Premises and equipment	92,005	97,970	98,954
Goodwill	318,150	318,150	318,150
Other intangible assets	5,792	7,428	8,116
Bank owned life insurance	222,610	220,280	219,248
Other assets	383,675	110,030	126,544

Total assets	$9,724,790	$9,462,849	$9,600,188

Liabilities
Noninterest-bearing deposits	$1,854,715	$1,614,311	$1,621,451
Interest-bearing demand deposits	1,092,679	951,590	945,458
Savings deposits	2,574,642	2,627,665	2,652,267

Core deposits	5,522,036	5,193,566	5,219,176
Time deposits	1,780,929	2,201,375	2,320,728

Total deposits	7,302,965	7,394,941	7,539,904
Federal funds purchased and securities sold under agreements to repurchase	42,796	40,098	40,599
Other short-term borrowings	—	—	640
Other liabilities	168,351	154,088	154,232
Long-term debt	852,481	854,185	855,670

Total liabilities	8,366,593	8,443,312	8,591,045
Shareholders’ Equity
Preferred stock - no par value
Authorized - 5,000,000 shares; Issued and outstanding - 300,000 at 9/30/12, 12/31/11, and 9/30/11, redemption value of $300 million	290,580	285,114	283,360
Common stock - no par value
Authorized - 105,000,000 shares at 9/30/12,12/31/11, and 9/30/11; Issued and outstanding - 40,178,907 at 9/30/12, 40,049,198 at 12/31/11 and 40,034,943 at 9/30/11	1,436,925	1,434,803	1,433,765
Retained deficit	(363,659)	(694,560)	(706,907)
Accumulated other comprehensive loss	(5,649)	(5,820)	(1,075)

Total shareholders’ equity	1,358,197	1,019,537	1,009,143

Total liabilities and shareholders’ equity	$9,724,790	$9,462,849	$9,600,188

See notes to consolidated financial statements.

Consolidated Statements of Operations (Unaudited)

Citizens Republic Bancorp, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest Income
Interest and fees on loans	$73,376	$77,212	$222,205	$235,600
Interest and dividends on investment securities:
Taxable	16,034	20,508	49,356	60,664
Tax-exempt	2,157	2,613	6,610	8,412
Dividends on FHLB and Federal Reserve stock	1,196	974	3,487	3,143
Money market investments	152	168	481	670

Total interest income	92,915	101,475	282,139	308,489

Interest Expense
Deposits	8,779	13,528	29,243	44,945
Short-term borrowings	11	20	42	57
Long-term debt	8,320	9,086	25,251	28,426

Total interest expense	17,110	22,634	54,536	73,428

Net Interest Income	75,805	78,841	227,603	235,061
Provision for loan losses	5,195	17,481	18,891	123,801

Net interest income after provision for loan losses	70,610	61,360	208,712	111,260

Noninterest Income
Service charges on deposit accounts	9,554	10,362	27,894	29,544
Trust fees	3,635	3,622	10,818	11,356
Mortgage and other loan income	2,028	2,089	5,839	6,915
Brokerage and investment fees	1,831	1,188	4,486	3,829
Card-based and other nondeposit fees	4,431	4,475	13,140	12,862
Net (losses) gains on loans held for sale	(184)	1,952	739	2,025
Investment securities gains (losses)	—	3	—	(1,373)
Other income	2,415	736	7,380	5,737

Total noninterest income	23,710	24,427	70,296	70,895
Noninterest Expense
Salaries and employee benefits	33,589	30,280	99,687	92,563
Occupancy	6,129	6,125	18,965	19,734
Professional services	6,806	2,394	11,294	7,020
Equipment	2,937	2,918	9,144	8,811
Data processing services	4,427	3,823	12,196	12,422
Advertising and public relations	1,847	2,179	4,890	4,550
Postage and delivery	1,157	1,142	3,375	3,378
Other loan expenses	3,121	3,941	9,574	12,510
Losses on other real estate (ORE)	941	1,210	382	11,687
ORE expenses	323	529	1,039	3,326
Intangible asset amortization	513	732	1,636	2,338
Other expense	10,265	10,138	33,312	38,172

Total noninterest expense	72,055	65,411	205,494	216,511

Income (Loss) before Income Taxes	22,265	20,376	73,514	(34,356)
Income tax provision (benefit)	1,274	(12,568)	(275,514)	(22,779)

Net Income (Loss)	20,991	32,944	349,028	(11,577)
Dividend on redeemable preferred stock	(6,130)	(5,761)	(18,127)	(17,088)

Net Income (Loss) Attributable to Common Shareholders	$14,861	$27,183	$330,901	$(28,665)

Net Income (Loss) Per Common Share:
Basic	$0.37	$0.68	$8.19	$(0.73)
Diluted	0.37	0.68	8.19	(0.73)
Average Common Shares Outstanding:
Basic	39,489	39,433	39,469	39,418
Diluted	39,489	39,433	39,469	39,418

See notes to consolidated financial statements.

Consolidated Statements of Comprehensive Income (Unaudited)

Citizens Republic Bancorp, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2012	2011	2012	2011
Net Income (Loss)	$20,991	$32,944	$349,028	$(11,577)
Other comprehensive income
Unrealized gain on securities available for sale	10,887	2,817	13,944	15,120
Reclassification adjustment for net (gain) loss on securities included in net income	—	(3)	—	1,373
Unrealized gain on securities transferred from available for sale to held to maturity	—	—	—	18,510
Amortization of unrealized gain on securities transferred to held to maturity	(1,715)	(1,675)	(5,571)	(1,887)
Unrealized loss on qualifying cash flow hedges, net of change and reclassifications	(2,065)	(1,428)	(8,110)	(3,816)

Other comprehensive income (loss), before income taxes	7,107	(289)	263	29,300
Income tax provision (benefit) related to other comprehensive income items	2,488	(137)	92	10,219

Other comprehensive income (loss)	4,619	(152)	171	19,081

Comprehensive income	$25,610	$32,792	$349,199	$7,504

See notes to consolidated financial statements

Consolidated Statements of Changes in Shareholders’ Equity (Unaudited)

Citizens Republic Bancorp, Inc.

(in thousands)	Preferred Stock	Common Stock		Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
		Shares	Amount
Balance at December 31, 2011	$285,114	40,049	$1,434,803	$(694,560)	$(5,820)	$1,019,537
Comprehensive income, net of tax:
Net income				349,028		349,028
Other comprehensive income, net of tax effect of ($92)					171	171

Total comprehensive income						349,199
Accretion of preferred stock discount	5,466			(5,466)		—
Accrued dividend on redeemable preferred stock				(12,661)		(12,661)
Proceeds from restricted stock activity		155	—			—
Recognition of stock-based compensation			2,558			2,558
Shares purchased		(25)	(436)			(436)

Balance at September 30, 2012	$290,580	40,179	$1,436,925	$(363,659)	$(5,649)	$1,358,197

Balance at December 31, 2010	$278,300	39,635	$1,431,829	$(678,242)	$(20,156)	$1,011,731
Comprehensive income, net of tax:
Net loss				(11,577)		(11,577)
Other comprehensive income, net of tax effect of ($10,219)					19,081	19,081

Total comprehensive income						7,504
Accretion of preferred stock discount	5,060			(5,060)		—
Accrued dividend on redeemable preferred stock				(12,028)		(12,028)
Proceeds from restricted stock activity		401	—			—
Recognition of stock-based compensation			1,950			1,950
Shares purchased		(1)	(14)			(14)

Balance at September 30, 2011	$283,360	40,035	$1,433,765	$(706,907)	$(1,075)	$1,009,143

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows (unaudited)

Citizens Republic Bancorp, Inc.

	Nine Months Ended September 30,
(in thousands)	2012	2011
Operating Activities:
Net income (loss)	$349,028	$(11,577)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	18,891	123,801
Net (increase) decrease in current and deferred income taxes	(284,786)	(12,559)
Depreciation and amortization	7,591	8,495
Amortization of intangibles	1,636	2,338
Amortization and fair value adjustments of purchase accounting mark to market, net	(2,897)	(3,782)
Fair value adjustment on loans held for sale and other real estate	2,116	7,766
Net amortization on investment securities	28,505	14,959
Investment securities losses	—	1,373
Loans originated for sale	(142,883)	(115,998)
Proceeds from loans held for sale	140,525	127,027
Net gains from loan sales	(3,317)	(4,516)
Net (gains) losses on other real estate	(1,738)	3,863
Recognition of stock-based compensation expense	2,558	1,950
Other	(9,091)	(13,394)

Net cash provided by operating activities	106,138	129,746
Investing Activities:
Net decrease in money market investments	89,814	126,061
Securities available for sale:
Proceeds from sales	2,500	11,744
Proceeds from maturities and payments	291,999	402,623
Purchases	(525,031)	(569,472)
Securities held to maturity:
Proceeds from maturities and payments	205,253	51,452
Purchases	(91,746)	(95,987)
Net decrease in loans and leases	11,956	301,862
Proceeds from sales of other real estate	9,796	27,612
Net increase in properties and equipment	(1,626)	(2,736)

Net cash (used in) provided by investing activities	(7,085)	253,159
Financing Activities:
Net decrease in deposits	(91,976)	(186,930)
Net increase (decrease) in short-term borrowings	2,698	(1,080)
Principal reductions in long-term debt	(52)	(175,048)
Shares purchased	(436)	(14)

Net cash used in financing activities	(89,766)	(363,072)

Net increase in cash and due from banks	9,287	19,833
Cash and due from banks at beginning of period	153,418	127,585

Cash and due from banks at end of period	$162,705	$147,418

Supplemental Cash Flow Information:
Interest paid	$53,082	$71,665
Income tax paid, net	7,600	3,000
Supplemental Disclosures of noncash items
Securities transferred to held to maturity from available for sale	—	943,092
Properties transferred to other real estate owned	—	1,347
Loans transferred to other real estate owned	4,614	11,932
Loans transferred to held for sale	24,048	90,481
Held for sale loans transferred to other real estate	—	522
Accretion of preferred stock discount	5,466	5,060
Accrued dividend on redeemable preferred stock	12,661	12,028

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements (Unaudited)

Citizens Republic Bancorp, Inc.

Note 1. Basis of Presentation and Accounting Policies

The accompanying unaudited consolidated financial statements of Citizens Republic Bancorp, Inc. (“Citizens”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. Certain amounts have been reclassified to conform with the current year presentation. Citizens’ significant accounting policies are described in Note 1 of the Notes to Consolidated Financial Statements included in Citizens’ 2011 Annual Report on Form 10-K. For interim reporting purposes, Citizens follows the same basic accounting policies, as updated by the information contained in this report. For further information, refer to the Consolidated Financial Statements and footnotes included in Citizens’ 2011 Annual Report on Form 10-K. Citizens maintains an internet website at www.citizensbanking.com where the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable after Citizens files each such report with, or furnishes it to, the U.S. Securities and Exchange Commission (“SEC”). The information on Citizens’ website does not constitute a part of this report.

Citizens has two active wholly owned trusts formed for the purpose of issuing securities which qualify as regulatory capital and are considered Variable Interest Entities (“VIEs”). Citizens is not the primary beneficiary, and consequently, the trusts are not consolidated in the Consolidated Financial Statements. Each of the two active trusts issued trust preferred securities to investors in 2006 and 2003. The gross proceeds from the issuances were used to purchase junior subordinated deferrable interest debentures issued by Citizens, which is the sole asset of each trust. The trust preferred securities held by these entities qualify as Tier 1 capital and are classified as “long-term debt” on the Consolidated Balance Sheets, with the associated interest expense recorded in “long-term debt” on the Consolidated Statements of Operations. The expected losses and residual returns of these entities are absorbed by the trust preferred security holders, and consequently Citizens is not exposed to loss related to these VIEs.

New Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “Codification” or “ASC”) Accounting Standard Update (“ASU”)

FASB ASU 2012-02, “Intangibles — Goodwill and Other (Topic 350) — Testing Indefinite-Lived Intangible Assets for Impairment”

The objective of the amendments in this update is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by simplifying how an entity tests those assets for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. The amendments permit an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles — Goodwill and Other — General Intangibles Other than Goodwill. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. This ASU was adopted by Citizens in the third quarter of 2012. The adoption of the amendments did not have a material impact on Citizens’ financial condition, results of operations or liquidity.

FASB ASU 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05”

The amendments in this ASU defer the ASU 2011-05 requirement that companies present reclassification adjustments for each component of accumulated other comprehensive income (“AOCI”) in both net income and other comprehensive income (“OCI”) on the face of the financial statements. Companies are still required to present reclassifications out of AOCI on the face of the financial statements or disclose those amounts in the notes to the financial statements. This ASU also defers the requirement to report reclassification adjustments in interim periods.

FASB ASU 2011-08, “Intangibles — Goodwill and Other (Topic 350): Testing Goodwill for Impairment”

The amendments in this ASU are intended to simplify goodwill impairment testing by permitting assessment of qualitative factors to determine whether events and circumstances lead to the conclusion that it is necessary to perform the two-step goodwill impairment test currently required under Topic 350. Entities will not be required to calculate the fair value of a reporting unit unless they conclude that it is more likely than not that the unit’s carrying value is greater than its fair value based on an assessment of events and circumstances; however, they may bypass the qualitative assessment during any reporting period. The amendment also provides examples of events and circumstances that entities should consider. This ASU was adopted by Citizens in the first quarter of 2012. The adoption of the amendments did not have a material impact on Citizens’ financial condition, results of operations or liquidity.

FASB ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”

The amendments in this ASU will result in more converged guidance on how comprehensive income is presented under GAAP and International Financial Reporting Standards (“IFRS”), although some differences remain. The new guidance gives companies two choices of how to present items of net income, items of other comprehensive income and total comprehensive income: They can create one continuous statement of comprehensive income or two separate consecutive statements. Companies will no longer be allowed to present OCI only in the statement of shareholders’ equity. Earnings per share would continue to be based on net income attributable to common shareholders. Although existing guidance related to items that must be presented in OCI has not changed, companies will be required to display reclassification adjustments for each component of OCI in both net income and OCI. Also, companies will need to present the components of OCI in their interim and annual financial statements. This ASU was adopted by Citizens in the first quarter of 2012, applied retrospectively. The adoption of the amendments did not have a material impact on Citizens’ financial condition, results of operations or liquidity; however, the adoption did have an impact on Citizens’ presentation of comprehensive income.

FASB ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”

The ASU amends the fair value measurement and disclosure guidance in Topic 820 to converge GAAP and IFRS requirements for measuring amounts at fair value as well as disclosures about these measurements. Many of the amendments clarify existing concepts and are generally not expected to result in significant changes to how Citizens applies the fair value principles. This ASU was adopted by Citizens in the first quarter of 2012, applied prospectively. The adoption of the amendments did not have a material impact on Citizens’ financial condition, results of operations or liquidity; however, the adoption did require additional fair value disclosures.

FASB ASU 2011-03, “Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreements”

The amendments in this ASU are intended to improve the accounting for repurchase agreements by removing from the assessment of effective control the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets. This ASU was adopted by Citizens in the first quarter of 2012 and applies prospectively to transactions or modifications of existing transactions that occur on or after January 1, 2012. The adoption of the amendments did not have a material impact on Citizens’ financial condition, results of operations or liquidity.

Pending Accounting Pronouncements

FASB ASU 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities”

The amendments in this ASU allow existing GAAP guidance for balance sheet offsetting, including industry-specific guidance. However, new disclosures are required to enable users of financial statements to understand significant quantitative differences in balance sheets prepared under GAAP and IFRS related to the offsetting of financial instruments. ASU 2011-11 is effective for Citizens in the first quarter of 2013, and will be applied retrospectively for all prior periods presented. Citizens does not expect the adoption of the amendments to have a material impact on Citizens’ financial condition, results of operations or liquidity.

Note 2. Investment Securities

The amortized cost, estimated fair value and gross unrealized gains and losses on investment securities follow.

	September 30, 2012				December 31, 2011
(in thousands)	Amortized Cost	Estimated Fair Value	Gross Unrealized		Amortized Cost	Estimated Fair Value	Gross Unrealized
			Gains	Losses			Gains	Losses
Securities available for sale:
Collateralized mortgage obligations	$404,391	$411,731	$7,857	$517	$364,262	$365,302	$6,811	$5,771
Mortgage-backed	971,546	1,018,853	47,307	—	784,476	823,852	39,408	32
State and municipal	104,093	110,696	6,620	17	116,411	123,308	7,019	122
Other	289	287	51	53	280	271	24	33

Total available for sale	$1,480,319	$1,541,567	$61,835	$587	$1,265,429	$1,312,733	$53,262	$5,958

Securities held to maturity:
Collateralized mortgage obligations (1)	$304,462	$313,835	$9,373	$—	$350,160	$356,031	$5,871	$—
Mortgage-backed (1)	907,361	955,140	47,779	—	988,930	1,018,765	29,883	48
State and municipal	101,681	109,335	7,654	—	104,964	112,754	7,836	46

Total held to maturity	$1,313,504	$1,378,310	$64,806	$—	$1,444,054	$1,487,550	$43,590	$94

(1)	Amortized cost includes adjustments for the unamortized portion of unrealized gains on securities transferred from available for sale.

Securities with amortized cost of $560.1 million at September 30, 2012 and $665.8 million at December 31, 2011 were pledged to secure public deposits, repurchase agreements and other liabilities.

In June 2011, Citizens transferred certain mortgage-backed securities from the available for sale to the held to maturity category in accordance with Topic 320 “Investments-Debt and Equity Securities.” Management determined that it had the positive intent and ability to hold these investments to maturity. The securities transferred had a total amortized cost of $924.6 million and a fair value of $943.1 million. The unrealized gain of $18.5 million is being amortized over the remaining life of the securities as an adjustment of the yield, offset against the amortization of the unrealized gain maintained in accumulated other comprehensive income.

The amortized cost and estimated fair value of debt securities by maturity are shown below.

(in thousands)	September 30, 2012
	Amortized Cost	Estimated Fair Value
Securities available for sale:
State and municipal
Contractual maturity within one year	$14,591	$14,804
After one year through five years	14,785	15,410
After five years through ten years	57,915	62,130
After ten years	16,802	18,352

Subtotal	104,093	110,696
Collateralized mortgage obligations and mortgage-backed	1,375,937	1,430,584
Other	289	287

Total available for sale	$1,480,319	$1,541,567

Securities held to maturity:
State and municipal
Contractual maturity within one year	$3,560	$3,660
After one year through five years	21,656	23,081
After five years through ten years	51,300	54,771
After ten years	25,165	27,823

Subtotal	101,681	109,335
Collateralized mortgage obligations and mortgage-backed	1,211,823	1,268,975

Total held to maturity	$1,313,504	$1,378,310

A total of 16 securities had unrealized losses at September 30, 2012, compared with 45 securities as of December 31, 2011. These securities, with unrealized losses aggregated by investment category and length of time in a continuous unrealized loss position, are as follows.

September 30, 2012 (in thousands)	Less than 12 Months		More than 12 Months		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
Securities available for sale:
Collateralized mortgage obligations	$44,532	$137	$9,693	$380	$54,225	$517
State and municipal	303	1	233	16	536	17
Other	—	—	149	53	149	53

Total available for sale	$44,835	$138	$10,075	$449	$54,910	$587

December 31, 2011 (in thousands)	Less than 12 Months		More than 12 Months		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
Securities available for sale:
Collateralized mortgage obligations	$56,326	$2,858	$20,097	$2,913	$76,423	$5,771
Mortgage-backed	26,016	31	122	1	26,138	32
State and municipal	1,191	27	1,062	95	2,253	122
Other	—	—	234	33	234	33

Total available for sale	$83,533	$2,916	$21,515	$3,042	$105,048	$5,958

Securities held to maturity:
Mortgage-backed	$9,093	$48	$—	$—	$9,093	$48
State and municipal	—	—	950	46	950	46

Total held to maturity	$9,093	$48	$950	$46	$10,043	$94

Citizens performs a review of securities with unrealized losses at each reporting period. Citizens assesses each holding to determine whether and when a security will recover in value, whether it intends to sell the security and whether it is more likely than not that Citizens will be required to sell the security before the value is recovered. In assessing the recovery of value, the key factors reviewed include the length of time and the extent the fair value has been less than the carrying cost, adverse conditions, if any, specifically related to the security, industry or geographic area, historical and implied volatility of the fair value of the security, credit quality factors affecting the issuer or the underlying collateral, payment structure of the security, payment history of the security, changes to the credit rating of the security, recoveries or declines in value subsequent to the balance sheet date or any other relevant factors. Evaluations are performed on a more frequent basis as the degree to which fair value is below carrying cost or the length of time that the fair value has been continuously below carrying cost increases. As of September 30, 2012, Citizens has concluded that all issuers have the ability to pay contractual cash flows. The unrealized losses displayed in the above tables are believed to be temporary and thus no impairment loss has been realized in the Consolidated Statements of Operations. Citizens has not decided to sell securities with any significant unrealized losses nor does Citizens believe it will be required to sell securities before the value is recovered, but may change its intent in response to significant, unanticipated changes in policies, regulations, legislation or other previously mentioned criteria.

The collateralized mortgage obligations (“CMO”) sector includes securities where the underlying collateral consists of agency issued or whole loan mortgages. At September 30, 2012, the whole loan CMOs had a market value of $54.2 million with gross unrealized losses of $0.5 million. Citizens performs a thorough credit review on a quarterly basis for the underlying mortgage collateral as well as the supporting credit enhancement and structure. The results of the September 30, 2012 credit review demonstrated no material degradation in the holdings.

Citizens has determined there is no other-than-temporary impairment at September 30, 2012.

Citizens maintains several nonqualified deferred compensation plans for its executive officers, senior management, and directors permitting the deferral of a portion of compensation. Citizens obligation under the plans represents an unsecured promise to pay benefits in the future. Changes in this obligation are recognized as salaries and employee benefits expense in the Consolidated Statements of Operations. In the event of bankruptcy or insolvency, assets of the plans would be available to satisfy the claims of general creditors. Plan participants choose to receive a return on their account balances equal to the return on various investment options. The assets held by the plans as well as the corresponding obligations were $8.8 million and $8.5 million at September 30, 2012 and December 31, 2011, respectively. The assets of the plans are classified as trading securities and are carried at fair value within Other Assets in the Consolidated Balance Sheets. Realized and unrealized gains and losses from plan assets are recorded in Other Income in the Consolidated Statements of Operations. Realized gains of $1.0 million and realized losses of $0.6 million for the nine months ended September 30, 2012 and 2011, respectively, were recognized during the period for trading assets as of the report date.

No security sales were completed during 2012. During the third quarter of 2011, Citizens completed sales of available for sale securities with an amortized cost of $3.9 million, recording a net loss of less than $0.1 million. Citizens completed sales of available for sale securities with an amortized cost of $13.1 million during the first nine months ended September 30, 2011, recording a net loss of $1.4 million.

Note 3. Loans

Citizens has certain lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Citizens seeks to control its credit risk by using established guidelines to review its aggregate outstanding commitments and loans to particular borrowers, industries, and geographic areas. Collateral is secured based on the nature of the credit and management’s credit assessment of the customer. Total portfolio loans outstanding are recorded net of unearned income, unamortized premiums and discounts, deferred loan fees and costs, and fair value adjustments.

The quality of Citizens loan portfolios is assessed as a function of net loan losses, levels of nonperforming loans and delinquencies, and credit quality ratings. These credit quality ratings are an important part of the overall credit risk management process and evaluation of the allowance for loan losses (see Note 4 — Allowance for Loan Losses).

Past Due Loans, Nonaccrual Loans and Nonperforming Assets. Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are generally placed on nonaccrual status when the collection of principal or interest, in full, is considered doubtful or payment of principal or interest is past due 90 days or more. When loans are placed on nonaccrual status, all interest previously accrued but unpaid is reversed against current year interest income. Cash collected on nonaccrual loans is generally applied to outstanding principal. Loans are normally restored to accrual status if and when interest and principal payments are current, it is believed that the financial condition of the borrower has improved to the extent that future principal and interest payments will be met on a timely basis, and the borrower has maintained the loan in a current status for a period of not less than six months. Nonperforming assets are comprised of nonaccrual loans, loans past due over 90 days and still accruing interest, nonperforming loans held for sale, and other repossessed assets acquired.

The following tables provide a summary of loans by class, including the delinquency status of those loans that continue to accrue interest and those loans that are nonaccrual.

	September 30, 2012
(in thousands)	Loans Accruing 30-89 Days Past Due	Loans 90+ Days Past Due & Still Accruing	Non-Accruing Loans	Total Past Due Loans	Current Portfolio Loans	Total Portfolio Loans

Land hold	$—	$—	$326	$326	$4,658	$4,984
Land development	—	—	3	3	7,518	7,521
Construction	—	—	—	—	6,689	6,689
Income producing	1,104	—	12,904	14,008	753,194	767,202
Owner-occupied	4,598	—	13,146	17,744	531,461	549,205

Total commercial real estate	5,702	—	26,379	32,081	1,303,520	1,335,601
Commercial and industrial	253	57	3,139	3,449	1,413,103	1,416,552
Small business (1)	627	—	6,051	6,678	265,766	272,444

Total commercial	6,582	57	35,569	42,208	2,982,389	3,024,597

Residential mortgage	6,029	—	15,271	21,300	548,995	570,295
Direct consumer	11,435	3	10,552	21,990	843,787	865,777
Indirect consumer	7,514	—	2,391	9,905	960,330	970,235

Total consumer	24,978	3	28,214	53,195	2,353,112	2,406,307

Total financing receivables	$31,560	$60	$63,783	$95,403	$5,335,501	$5,430,904

(1)	Amounts contained in “Commercial and industrial” on Consolidated Balance Sheets.

	December 31, 2012
(in thousands)	Loans Accruing 30-89 Days Past Due	Loans 90+ Days Past Due & Still Accruing	Non-Accruing Loans	Total Past Due Loans	Current Portfolio Loans	Total Portfolio Loans

Land hold	$21	$—	$—	$21	$6,521	$6,542
Land development	—	—	213	213	12,891	13,104
Construction	—	—	150	150	5,697	5,847
Income producing	2,508	—	21,171	23,679	890,076	913,755
Owner-occupied	2,345	—	23,798	26,143	578,970	605,113

Total commercial real estate	4,874	—	45,332	50,206	1,494,155	1,544,361
Commercial and industrial	212	766	10,633	11,611	1,235,180	1,246,791
Small business (1)	2,242	—	6,313	8,555	288,183	296,738

Total commercial	7,328	766	62,278	70,372	3,017,518	3,087,890

Residential mortgage	9,544	—	11,312	20,856	616,389	637,245
Direct consumer	17,810	4	12,115	29,929	903,385	933,314
Indirect consumer	13,067	—	953	14,020	857,066	871,086

Total consumer	40,421	4	24,380	64,805	2,376,840	2,441,645

Total financing receivables	$47,749	$770	$86,658	$135,177	$5,394,358	$5,529,535

(1)	Amounts contained in “Commercial and industrial” on Consolidated Balance Sheets.

	September 30, 2012
(in thousands)	Loans Accruing 30-89 Days Past Due	Loans 90+ Days Past Due & Still Accruing	Non-Accruing Loans	Total Past Due Loans	Current Portfolio Loans	Total Portfolio Loans

Land hold	$—	$—	$167	$167	$6,651	$6,818
Land development	216	—	12	228	22,004	22,232
Construction	—	—	257	257	5,153	5,410
Income producing	3,325	—	23,227	26,552	948,710	975,262
Owner-occupied	5,817	—	27,540	33,357	600,822	634,179

Total commercial real estate	9,358	—	51,203	60,561	1,583,340	1,643,901
Commercial and industrial	1,055	1,344	13,603	16,002	1,215,363	1,231,365
Small business (1)	1,539	—	4,933	6,472	293,655	300,127

Total commercial	11,952	1,344	69,739	83,035	3,092,358	3,175,393
Residential mortgage	9,079	—	13,074	22,153	632,408	654,561
Direct consumer	18,629	24	14,704	33,357	921,474	954,831
Indirect consumer	9,898	—	1,256	11,154	876,388	887,542

Total consumer	37,606	24	29,034	66,664	2,430,270	2,496,934

Total financing receivables	$49,558	$1,368	$98,773	$149,699	$5,522,628	$5,672,327

(1)	Amounts contained in “Commercial and industrial” on Consolidated Balance Sheets.

Credit Quality Indicators. Citizens categorizes commercial loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. Citizens analyzes commercial loans individually by classifying the loans as to credit risk. This analysis includes loans with an outstanding balance greater than $0.5 million and non-homogeneous loans, such as commercial and industrial and commercial real estate loans. Credit quality indicators are reviewed and updated as applicable on an ongoing basis in accordance with Citizens’ credit policy. Citizens uses the following definitions for risk ratings:

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness that jeopardizes the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation for full value, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. Commercial loans considered doubtful are evaluated for impairment as part of the specific allocated allowance.

Loans not meeting the criteria above are considered to be pass rated loans. Commercial loans by risk category of class follow.

	September 30, 2012
(in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
Land hold	$2,021	$745	$2,218	$—	$4,984
Land development	7,174	144	203	—	7,521
Construction	6,689	—	—	—	6,689
Income producing	541,963	131,769	93,204	266	767,202
Owner-occupied	445,623	58,424	45,071	87	549,205

Total commercial real estate	1,003,470	191,082	140,696	353	1,335,601
Commercial and industrial	1,266,471	111,694	38,191	196	1,416,552
Small business (1)	236,974	14,975	20,432	63	272,444

Total commercial	$2,506,915	$317,751	$199,319	$612	$3,024,597

(1)	Amounts contained in “Commercial and industrial” on Consolidated Balance Sheets.

	December 31, 2011
(in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
Land hold	$2,427	$803	$3,312	$—	$6,542
Land development	12,087	252	765	—	13,104
Construction	4,039	1,508	300	—	5,847
Income producing	633,855	164,756	112,458	2,686	913,755
Owner-occupied	475,604	66,576	61,429	1,504	605,113

Total commercial real estate	1,128,012	233,895	178,264	4,190	1,544,361
Commercial and industrial	1,059,316	113,126	74,307	42	1,246,791
Small business (1)	251,790	21,803	22,925	220	296,738

Total commercial	$2,439,118	$368,824	$275,496	$4,452	$3,087,890

(1)	Amounts contained in “Commercial and industrial” on Consolidated Balance Sheets.

	September 30, 2011
(in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
Land hold	$2,548	$820	$3,450	$—	$6,818
Land development	12,397	295	9,540	—	22,232
Construction	3,304	1,525	577	4	5,410
Income producing	627,636	182,762	163,238	1,626	975,262
Owner-occupied	504,172	47,759	77,649	4,599	634,179

Total commercial real estate	1,150,057	233,161	254,454	6,229	1,643,901
Commercial and industrial	1,051,254	99,868	79,944	299	1,231,365
Small business (1)	255,237	23,113	21,623	154	300,127

Total commercial	$2,456,548	$356,142	$356,021	$6,682	$3,175,393

(1)	Amounts contained in “Commercial and industrial” on Consolidated Balance Sheets.

For residential and consumer loans, Citizens evaluates credit quality based on the aging status of the loan and by payment activity. Performing loans are considered to have a lower risk of loss and are on accruing status. Nonperforming loans are comprised of nonaccrual loans and loans past due over 90 days and still accruing interest. The following table presents the recorded investment in residential and consumer loans based on payment activity.

	September 30, 2012
(in thousands)	Residential Mortgage	Direct Consumer	Indirect Consumer	Total Consumer Loans
Performing	$555,024	$855,222	$967,844	$2,378,090
Nonperforming	15,271	10,555	2,391	28,217

Total	$570,295	$865,777	$970,235	$2,406,307

	December 31, 2011
(in thousand)	Residential Mortgage	Direct Consumer	Indirect Consumer	Total Consumer Loans
Performing	$625,933	$921,195	$870,133	$2,417,261
Nonperforming	11,312	12,119	953	24,384

Total	$637,245	$933,314	$871,086	$2,441,645

	September 30, 2011
(in thousands)	Residential Mortgage	Direct Consumer	Indirect Consumer	Total Consumer Loans
Performing	$641,487	$940,103	$886,286	$2,467,876
Nonperforming	13,074	14,728	1,256	29,058

Total	$654,561	$954,831	$887,542	$2,496,934

Note 4. Allowance for Loan Losses

The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management’s best estimate of probable losses that have been incurred within the existing portfolio of loans. The methodology used for measuring the appropriateness of the allowance for loan losses relies on several key elements, which include specific allowances for identified impaired loans, a risk-allocated allowance for the remainder of the portfolio and a general valuation allowance estimate. For additional information regarding Citizens policies and methodology used to estimate the allowance for loan losses, see Note 1 to the Consolidated Financial Statements of Citizens’ 2011 Annual Report on Form 10-K.

The activity within the allowance for loan losses is presented below.

(in thousands)	Three Months Ended September 30, 2012
	Allowance for Loan Losses at June 30, 2012	Provision for Loan Losses	Charge-offs	Recoveries	Net charge-offs	Allowance for Loan Losses at September 30, 2012
Commercial and industrial	$8,900	$5,525	$(4,552)	$108	$(4,444)	$9,981
Small business	9,702	673	(1,039)	120	(919)	9,456
Commercial real estate	48,567	(5,222)	(5,452)	1,008	(4,444)	38,901

Total commercial	67,169	976	(11,043)	1,236	(9,807)	58,338
Residential mortgage	27,686	1,957	(3,261)	746	(2,515)	27,128
Direct consumer	31,736	263	(6,067)	1,277	(4,790)	27,209
Indirect consumer	9,529	1,999	(3,172)	1,094	(2,078)	9,450

Total	$136,120	$5,195	$(23,543)	$4,353	$(19,190)	$122,125

(in thousands)	Three Months Ended September 30, 2011
	Allowance for Loan Losses at June 30, 2011	Provision for Loan Losses	Charge-offs	Recoveries	Net charge-offs	Allowance for Loan Losses at September 30, 2011
Commercial and industrial	$17,618	$(4,122)	$(994)	$721	$(273)	$13,223
Small business	12,933	(1,161)	(1,132)	180	(952)	10,820
Commercial real estate	83,627	(1,065)	(5,860)	537	(5,323)	77,239

Total commercial	114,178	(6,348)	(7,986)	1,438	(6,548)	101,282
Residential mortgage	43,925	11,856	(18,369)	5	(18,364)	37,417
Direct consumer	32,688	10,888	(6,398)	688	(5,710)	37,866
Indirect consumer	15,501	1,085	(3,430)	633	(2,797)	13,789

Total	$206,292	$17,481	$(36,183)	$2,764	$(33,419)	$190,354

(in thousands)	Nine Months Ended September 30, 2012
	Allowance for Loan Losses at December 31, 2011	Provision for Loan Losses	Charge-offs	Recoveries	Net charge-offs	Allowance for Loan Losses at September 30, 2012
Commercial and industrial	$14,044	$5,482	$(10,607)	$1,062	$(9,545)	$9,981
Small business	12,230	1,321	(4,575)	480	(4,095)	9,456
Commercial real estate	63,999	(8,609)	(22,542)	6,053	(16,489)	38,901

Total commercial	90,273	(1,806)	(37,724)	7,595	(30,129)	58,338
Residential mortgage	36,460	1,765	(12,443)	1,346	(11,097)	27,128
Direct consumer	33,020	15,580	(24,762)	3,371	(21,391)	27,209
Indirect consumer	12,973	3,352	(9,580)	2,705	(6,875)	9,450

Total	$172,726	$18,891	$(84,509)	$15,017	$(69,492)	$122,125

(in thousands)	Nine Months Ended September 30, 2011
	Allowance for Loan Losses at December 31, 2010	Provision for Loan Losses	Charge-offs	Recoveries	Net charge-offs	Allowance for Loan Losses at September 30, 2011
Commercial and industrial	$26,619	$18,478	$(34,722)	$2,848	$(31,874)	$13,223
Small business	16,334	3,026	(9,063)	523	(8,540)	10,820
Commercial real estate	156,623	59,880	(140,952)	1,688	(139,264)	77,239

Total commercial	199,576	81,384	(184,737)	5,059	(179,678)	101,282
Residential mortgage	47,623	15,989	(26,431)	236	(26,195)	37,417
Direct consumer	32,255	22,422	(19,388)	2,577	(16,811)	37,866
Indirect consumer	16,577	4,006	(8,541)	1,747	(6,794)	13,789

Total	$296,031	$123,801	$(239,097)	$9,619	$(229,478)	$190,354

A summary of the allowance for loan losses, segregated by portfolio segment follows.

(in thousands)	September 30, 2012
	Allowance for Loans Individually Evaluated for Impairment	Allowance for Loans Collectively Evaluated for Impairment	General Allowance	Total Allowance for Loan Losses
Commercial and industrial	$195	$9,619	$167	$9,981
Small business	—	9,295	161	9,456
Commercial real estate	402	37,843	656	38,901

Total commercial	597	56,757	984	58,338
Residential mortgage	3,724	23,005	399	27,128
Direct consumer	428	26,325	456	27,209
Indirect consumer	—	9,289	161	9,450

Total allowance for loan losses	$4,749	$115,376	$2,000	$122,125

	September 30, 2012
(in thousands)	Recorded Investment of Loans Individually Evaluated for Impairment	Recorded Investment of Loans Collectively Evaluated for Impairment	Deferred (Fees)/Costs	Total Recorded Investment
Commercial and industrial	$2,360	$1,419,537	$(5,345)	$1,416,552
Small business (1)	188	271,981	275	272,444
Commercial real estate	35,806	1,300,963	(1,168)	1,335,601

Total commercial	38,354	2,992,481	(6,238)	3,024,597
Residential mortgage	17,036	553,551	(292)	570,295
Direct consumer	7,897	855,504	2,376	865,777
Indirect consumer	—	945,098	25,137	970,235

Total portfolio loans	$63,287	$5,346,634	$20,983	$5,430,904

(1)	Amounts contained in “Commercial and industrial” on Consolidated Balance Sheets.

	December 31, 2011
(in thousands)	Allowance for Loans Individually Evaluated for Impairment	Allowance for Loans Collectively Evaluated for Impairment	General Allowance	Total Allowance for Loan Losses
Commercial and industrial	$42	$13,302	$700	$14,044
Small business	—	11,730	500	12,230
Commercial real estate	4,110	58,589	1,300	63,999

Total commercial	4,152	83,621	2,500	90,273
Residential mortgage	2,837	33,623	—	36,460
Direct consumer	70	32,950	—	33,020
Indirect consumer	—	12,973	—	12,973

Total allowance for loan losses	$7,059	$163,167	$2,500	$172,726

	December 31, 2011
(in thousands)	Recorded Investment of Loans Individually Evaluated for Impairment	Recorded Investment of Loans Collectively Evaluated for Impairment	Deferred (Fees)/Costs	Total Recorded Investment
Commercial and industrial	$8,842	$1,245,902	$(7,953)	$1,246,791
Small business (1)	557	295,972	209	296,738
Commercial real estate	57,562	1,488,657	(1,858)	1,544,361

Total commercial	66,961	3,030,531	(9,602)	3,087,890
Residential mortgage	15,140	623,779	(1,674)	637,245
Direct consumer	4,607	928,930	(223)	933,314
Indirect consumer	478	850,868	19,740	871,086

Total portfolio loans	$87,186	$5,434,108	$8,241	$5,529,535

(1)	Amounts contained in “Commercial and industrial” on Consolidated Balance Sheets.

	September 30, 2011
(in thousands)	Allowance for Loans Individually Evaluated for Impairment	Allowance for Loans Collectively Evaluated for Impairment	General Allowance	Total Allowance for Loan Losses
Commercial and industrial	$96	$13,127	$—	$13,223
Small business	3	10,817	—	10,820
Commercial real estate	6,148	67,091	4,000	77,239

Total commercial	6,247	91,035	4,000	101,282
Residential mortgage	2,540	34,877	—	37,417
Direct consumer	184	37,682	—	37,866
Indirect consumer	—	13,789	—	13,789

Total allowance for loan losses	$8,971	$177,383	$4,000	$190,354

	September 30, 2011
(in thousands)	Recorded Investment of Loans Individually Evaluated for Impairment	Recorded Investment of Loans Collectively Evaluated for Impairment	Deferred (Fees)/Costs	Total Recorded Investment
Commercial and industrial	$11,588	$1,219,532	$245	$1,231,365
Small business (1)	562	299,361	204	300,127
Commercial real estate	52,452	1,593,357	(1,908)	1,643,901

Total commercial	64,602	3,112,250	(1,459)	3,175,393
Residential mortgage	14,392	640,891	(722)	654,561
Direct consumer	4,615	950,813	(597)	954,831
Indirect consumer	474	866,996	20,072	887,542

Total portfolio loans	$84,083	$5,570,950	$17,294	$5,672,327

(1)	Amounts contained in “Commercial and industrial” on Consolidated Balance Sheets.

Impaired loans. A loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. If a loan is impaired, a specific valuation allowance is allocated, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Citizens recognized interest income on nonperforming loans of $0.4 million and $1.9 million for the three and nine months ended September 30, 2012, respectively, and $0.3 million and $1.9 million for the three and nine months ended September 30, 2011, respectively. Had nonaccrual loans performed in accordance with their original contract terms, Citizens would have recognized additional interest income of approximately $1.7 million and $2.7 million for the three and nine months ended September 30, 2012, respectively, and approximately $1.6 million and $3.6 million for the three and nine months ended September 30, 2011, respectively. There were no significant commitments outstanding to lend additional funds to clients whose loans were classified as restructured at September 30, 2012, December 31, 2011, or September 30, 2011.

A summary of information regarding loans individually reviewed for impairment, segregated by class are set forth in the following table.

	September 30, 2012
						Average Recorded Investment
(in thousands)	Unpaid Contractual Principal Balance	Recorded Investment with No Specific Allowance	Recorded Investment with Specific Allowance	Total Recorded Investment	Specific Related Allowance	Quarter To Date	Year To Date
Nonaccrual loans (impaired)
Income producing	$17,333	$10,644	$657	$11,301	$267	$14,356	$15,636
Owner-occupied	13,547	7,149	1,664	8,813	129	11,025	13,406

Total commercial real estate	30,880	17,793	2,321	20,114	396	25,381	29,042
Commercial and industrial	10,941	1,623	736	2,359	195	8,296	7,993
Small business	193	188	—	188	—	191	162

Total commercial	42,014	19,604	3,057	22,661	591	33,868	37,197

Residential mortgage	3,762	230	3,532	3,762	814	4,065	4,770
Direct consumer	1,183	301	882	1,183	82	1,158	1,096
Indirect consumer	—	—	—	—	—	—	239

Total consumer	4,945	531	4,414	4,945	896	5,223	6,105

Total nonaccrual loans (impaired)	46,959	20,135	7,471	27,606	1,487	39,091	43,302

Accrual loans (impaired)
Income producing	873	—	873	873	3	439	3,957
Owner-occupied	14,820	14,176	644	14,820	3	15,098	15,188

Total commercial real estate	15,693	14,176	1,517	15,693	6	15,537	19,145
Small business	—	—	—	—	—	—	244

Total commercial	15,693	14,176	1,517	15,693	6	15,537	19,389

Residential mortgage	13,275	2,707	10,568	13,275	2,910	12,019	10,835
Direct consumer	6,713	4,478	2,235	6,713	346	6,782	5,762

Total consumer	19,988	7,185	12,803	19,988	3,256	18,801	16,597

Total accrual loans (impaired)	35,681	21,361	14,320	35,681	3,262	34,338	35,986

Total impaired loans	$82,640	$41,496	$21,791	$63,287	$4,749	$73,429	$79,288

	December 31, 2011
						Average Recorded Investment
(in thousands)	Unpaid Contractual Principal Balance	Recorded Investment with No Specific Allowance	Recorded Investment with Specific Allowance	Total Recorded Investment	Specific Related Allowance	Quarter To Date	Year To Date
Nonaccrual loans (impaired)
Land hold	$—	$—	$—	$—	$—	$—	$45
Land development	—	—	—	—	—	—	85
Construction	—	—	—	—	—	129	224
Income producing	23,394	9,163	8,838	18,001	2,686	18,989	19,516
Owner-occupied	22,338	13,276	3,694	16,970	1,424	19,267	17,069

Total commercial real estate	45,732	22,439	12,532	34,971	4,110	38,385	36,939
Commercial and industrial	17,197	8,196	646	8,842	42	10,215	12,499
Small business	131	66	—	66	—	66	269

Total commercial	63,060	30,701	13,178	43,879	4,152	48,666	49,707

Residential mortgage	6,610	587	6,023	6,610	1,346	9,075	10,592
Direct consumer	1,168	647	500	1,147	55	1,757	1,519
Indirect consumer	478	478	—	478	—	476	474

Total consumer	8,256	1,712	6,523	8,235	1,401	11,308	12,585

Total nonaccrual loans (impaired)	71,316	32,413	19,701	52,114	5,553	59,974	62,292

Accrual loans (impaired)
Income producing	7,476	7,476	—	7,476	—	7,497	7,524
Owner-occupied	15,115	15,115	—	15,115	—	9,125	6,166

Total commercial real estate	22,591	22,591	—	22,591	—	16,622	13,690
Small business	491	491	—	491	—	494	500

Total commercial	23,082	23,082	—	23,082	—	17,116	14,190

Residential mortgage	8,530	2,088	6,442	8,530	1,491	5,691	3,966
Direct consumer	3,460	3,360	100	3,460	15	2,854	2,570

Total consumer	11,990	5,448	6,542	11,990	1,506	8,545	6,536

Total accrual loans (impaired)	35,072	28,530	6,542	35,072	1,506	25,661	20,726

Total impaired loans	$106,388	$60,943	$26,243	$87,186	$7,059	$85,635	$83,018

	September 30, 2011
						Average Recorded Investment
(in thousands)	Unpaid Contractual Principal Balance	Recorded Investment with No Specific Allowance	Recorded Investment with Specific Allowance	Total Recorded Investment	Specific Related Allowance	Quarter To Date	Year To Date
Nonaccrual loans (impaired)
Land hold	$—	$—	$—	$—	$—	$—	$551
Land development	—	—	—	—	—	169	761
Construction	491	93	164	257	4	329	1,930
Income producing	27,646	12,432	7,545	19,977	1,626	18,513	28,706
Owner-occupied	24,955	10,384	11,181	21,565	4,518	18,697	20,981

Total commercial real estate	53,092	22,909	18,890	41,799	6,148	37,708	52,929
Commercial and industrial	20,099	10,689	899	11,588	96	12,448	20,920
Small business	131	—	65	65	3	65	698

Total commercial	73,322	33,598	19,854	53,452	6,247	50,221	74,547

Residential mortgage	13,381	1,841	11,540	13,381	2,509	13,749	11,371
Direct consumer	2,471	844	1,524	2,368	169	1,831	1,632
Indirect consumer	474	474	—	474	—	474	472

Total consumer	16,326	3,159	13,064	16,223	2,678	16,054	13,475

Total nonaccrual loans (impaired)	89,648	36,757	32,918	69,675	8,925	66,275	88,022

Accrual loans (impaired)
Income producing	7,519	7,519	—	7,519	—	7,533	5,639
Owner-occupied	3,134	3,134	—	3,134	—	3,144	3,546

Total commercial real estate	10,653	10,653	—	10,653	—	10,677	9,185
Small business	497	497	—	497	—	500	376

Total commercial	11,150	11,150	—	11,150	—	11,177	9,561

Residential mortgage	1,011	850	161	1,011	31	1,068	1,283
Direct consumer	2,247	2,147	100	2,247	15	2,262	2,084

Total consumer	3,258	2,997	261	3,258	46	3,330	3,367

Total accrual loans (impaired)	14,408	14,147	261	14,408	46	14,507	12,928

Total impaired loans	$104,056	$50,904	$33,179	$84,083	$8,971	$80,782	$100,950

Troubled Debt Restructurings. A modified loan is considered a Troubled Debt Restructuring (“TDR”) when two conditions are met: 1) the borrower is experiencing financial difficulty and 2) concessions are made that would not otherwise be considered for a borrower with similar credit characteristics. While commercial loan modifications vary depending on circumstances, the most common types of modifications for residential and consumer loans include below market rate reductions and/or maturity extensions, and generally do not include forgiveness of principal balances. Modified terms are dependent upon the financial position and needs of the individual borrower.

Citizens classifies TDRs as nonaccruing loans unless the loan qualified for accruing status at the time of the restructure, or the loan has performed according to the new contractual terms for at least six months. To qualify for accruing status at the time of the restructure, the original loan must have been less than 90 days past due at the time of the restructure and the modification must not have resulted in an impairment loss. At September 30, 2012 the majority of Citizens’ TDRs were on accrual status and all were reported as impaired. TDR classifications may be removed if the borrower demonstrates compliance with the modified terms and the restructuring agreement specifies a market rate of interest equal to that which would be provided to a borrower with similar credit at the time of restructuring. Otherwise, the loans remain classified as TDRs.

The recorded investment balance of TDRs approximated $27.8 million at September 30, 2012. TDRs of $21.4 million were on accrual status and TDRs of $6.4 million were on nonaccrual status at September 30, 2012. TDRs are evaluated separately in Citizens’ allowance for loan loss methodology based on the expected cash flows or underlying collateral of loans in this status. At September 30, 2012, the allowance for loan losses included specific reserves of $4.2 million related to TDRs, which included $3.7 million related to mortgage TDRs and $0.5 million related to direct consumer TDRs, compared to $2.7 million of specific reserves related to TDRs at September 30, 2011, which included $2.5 million related to mortgage TDRs and $0.2 million related to direct consumer TDRs . Citizens charged off $0.4 million and $1.1 million for the three and nine months ended September 30, 2012, respectively, and $2.1 million and $6.0 million for the three and nine months ended September 30, 2011, respectively, for the portion of TDRs deemed to be uncollectible.

The following table provides information on loans modified as a TDR.

	Three Months Ended September 30,
	2012				2011
(in thousands)	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Average Coupon Rate	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Average Coupon Rate
Residential mortgage	15	$2,399	$2,399	2.91%	10	$2,265	$2,411	2.25%
Direct consumer	5	360	360	3.39	1	331	336	5.10

Total portfolio loans	20	$2,759	$2,759	2.97	11	$2,596	$2,747	2.60

	Nine Months Ended September 30,
	2012				2011
(in thousands)	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Average Coupon Rate	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Average Coupon Rate
Commercial and industrial	2	$1,839	$1,500	6.50%	2	$1,807	$1,807	6.45%
Commercial real estate	—	—	—	—	2	11,988	8,283	7.42

Total commercial	2	1,839	1,500	6.50	4	13,795	10,090	7.25
Residential mortgage	29	4,732	4,732	2.69	32	8,092	8,365	2.76
Direct consumer	57	4,163	4,082	4.30	7	1,599	1,605	6.34

Total portfolio loans	88	$10,734	$10,314	3.88	43	$23,486	$20,060	5.30

The following table provides information on how loans were modified as a TDR.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2012	2011	2012	2011
Post Modification Recorded Investment
Extended maturity	$493	$—	$2,486	$2,202
Interest rate adjustments	679	2,215	3,304	6,989
Combination of rate and maturity	1,562	532	3,735	10,869
Other (1)	25	—	789	—

Total	$2,759	$2,747	$10,314	$20,060

(1)	Other includes covenant modification, forebearance and other concessions or combination of concessions that do not consist of interest rate adjustments and/or maturity extensions.

A TDR loan is considered to have a payment default when one or more payments is over 90 days past due. At September 30, 2012, there were three loans of approximately $0.3 million modified as a TDR within the last twelve months that were in payment default.

Note 5. Long-Term Debt

The components of long-term debt are presented below.

(in thousands)	September 30, 2012	December 31, 2011
Citizens (Parent only):
Subordinated debt:
5.75% subordinated notes due February 2013	$17,214	$17,101
Variable rate junior subordinated debenture due June 2033	25,774	25,774
7.50% junior subordinated debentures due September 2066	48,677	48,677
Subsidiaries:
FHLB advances	656,700	658,484
Other borrowed funds	104,116	104,149

Total long-term debt	$852,481	$854,185

Citizens restructured $350.0 million of FHLB advances during the first nine months of 2012, extending the average remaining term on these advances to 9.0 years from 3.2 years and reducing the average interest rate to 2.55% from 3.50%. Throughout 2011, Citizens restructured $245.0 million in FHLB advances extending the average remaining term to 5.8 years from 3.3 years and reducing the average interest rate to 3.32% from 4.84%.

During the first quarter of 2010, Citizens decided to defer regularly scheduled quarterly interest payments on its outstanding junior subordinated debentures relating to its two trust preferred securities. While Citizens accrues for this obligation it is currently in arrears with the interest payments as contractually permitted. As of September 30, 2012 and December 31, 2011, the amount of the arrearage on the payments on the subordinated debentures associated with the trust preferred securities is $13.8 million and $9.8 million, respectively.

Note 6. Income Taxes

Citizens recorded income tax expense of $1.3 million for the third quarter of 2012, compared to a benefit of $12.6 million for the third quarter of 2011. The tax benefit in 2011 was largely due to Citizens recording a receivable as a result of a revocation of a tax election. For the first nine months of 2012, the income tax benefit totaled $275.5 million, compared with a benefit of $22.8 million for the same period of 2011. The increase in the tax benefit for 2012 was primarily the result of eliminating the valuation allowance against the deferred tax asset. The deferred tax asset is reviewed on a quarterly basis and based on the analysis of positive and negative evidence at June 30, 2012, including Citizens’ return to profitability over the past five quarters, no deferred tax asset valuation allowance was deemed necessary as of June 30, 2012. As a result, the deferred tax asset valuation allowance was reversed in the second quarter of 2012. As of September 30, 2012, the recorded balance of the deferred tax asset was $268.3 million, reported in Other Assets on the Consolidated Balance Sheets.

Note 7. Fair Values of Assets and Liabilities

Fair value estimates are intended to represent the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Given that there is no active market for many of Citizens’ financial instruments, Citizens has made estimates using discounted cash flow or other valuation techniques. Inputs to these valuation methods are subjective in nature, involve uncertainties, and require significant judgment and therefore cannot be determined with precision. Accordingly, the derived fair value estimates presented herein are not necessarily indicative of the amounts Citizens could realize in a current market exchange.

The fair value estimates are based on existing on- and off-balance sheet financial instruments and do not attempt to estimate the value of anticipated future business or the value of assets and liabilities that are not considered financial instruments. For example, Citizens has a substantial trust department that contributes net fee income annually. The trust department is not considered a financial instrument and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include Citizens’ brokerage network, net deferred tax assets (and the related valuation reserves), and premises and equipment. In addition, tax ramifications related to the recognition of unrealized gains and losses such as those within the investment securities portfolio can have a significant effect on estimated fair values and have not been considered in the estimates. For these reasons, the aggregate fair value should not be considered an indication of Citizens’ value.

Citizens groups assets and liabilities which are recorded at fair value into three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. An asset or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement (with Level 1 considered highest and Level 3 considered lowest). A brief description of each level follows.

Level 1 — Valuation is based upon quoted prices for identical instruments in active markets.

Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates that market participants would use in pricing the asset or liability. Valuation techniques include the use of discounted cash flow models and similar techniques.

The carrying amount, estimated fair value, and placement in the fair value hierarchy of Citizens’ financial instruments that are not measured at fair value follow.

	September 30, 2012
	Carrying Amount	Estimated Fair Value	Fair Value Measurements
(in thousands)			Level 1	Level 2	Level 3
Financial assets:
Cash and due from banks	$162,705	$162,705	$—	$162,705	$—
Money market investments	223,818	223,818	—	223,818	—
Securities held to maturity	1,313,504	1,378,310	—	1,378,310	—
FHLB and Federal Reserve stock	122,123	122,123	—	122,123	—
Net portfolio loans	5,308,779	5,163,239	—	—	5,163,239
Loans held for sale	30,062	30,062	—	11,815	18,247
Accrued interest receivable	32,088	32,088	—	32,088	—
Financial liabilities:
Deposits	7,302,965	7,324,879	—	7,324,879	—
Short-term borrowings	42,796	42,796	—	42,796	—
Long-term debt	852,481	933,690	56,952	876,738	—
Accrued interest payable	16,900	16,900	—	16,900	—

	December 31, 2011
	Carrying Amount	Estimated Fair Value	Fair Value Measurements
(in thousands)			Level 1	Level 2	Level 3
Financial assets:
Cash and due from banks	$153,418	$153,418	$—	$153,418	$—
Money market investments	313,632	313,632	—	313,632	—
Securities held to maturity	1,444,054	1,487,550	—	1,487,550	—
FHLB and Federal Reserve stock	117,943	117,943	—	117,943	—
Net portfolio loans	5,356,809	5,101,446	—	—	5,101,446
Loans held for sale	10,402	10,402	—	6,140	4,262
Accrued interest receivable	31,390	31,390	—	31,390	—
Financial liabilities:
Deposits	7,394,941	7,424,427	—	7,424,427	—
Short-term borrowings	40,098	40,098	—	40,098	—
Long-term debt	854,185	927,533	45,931	881,602	—
Accrued interest payable	14,047	14,047	—	14,047	—

The carrying amount approximates fair value for cash, money market investments, and accrued interest. The methods and assumptions used to estimate the fair value of other financial instruments, regardless if the instrument is carried at fair value or not, are set forth below. There were no changes in the valuation methods used to estimate fair value during the period ended September 30, 2012.

Securities Available for Sale. Fair value measurement is based upon quoted prices for similar assets, if available, or matrix pricing models. Matrix pricing is a mathematical technique widely used in the financial industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices. The securities in the available for sale portfolio are priced by independent providers. These providers utilize pricing models that vary by asset class and incorporate available trade, bid and other market information and for structured securities, cash flow and, when available, loan performance data. Because many fixed income securities do not trade on a daily basis, the pricing applications apply available information as applicable through processes such as benchmark curves, benchmarking of like securities, sector groupings, and matrix pricing. In addition, Citizens uses model processes to assess interest rate impact and develop prepayment scenarios. The impact of unobservable inputs and proprietary models are not material to the determination of fair values of these securities. In obtaining such valuation information from third parties, Citizens has evaluated their valuation methodologies used to develop the fair values in order to determine whether such valuations are representative of the price at which a transaction would take place in current markets. Further, Citizens completes a comparison of the fair value estimates quarterly by validating the data received to date provided by a separate third party. In order to then evaluate reasonableness of the market data, Citizens also independently prices a sampling of securities using data from an independent source. Should Citizens find variances, the prices are then challenged and prices are adjusted accordingly. To date, there have been no significant findings or adjustments made by Citizens. Citizens’ principal markets for its securities portfolios are the secondary institutional markets, with an exit price that is predominantly reflective of bid level pricing in those markets.

Recurring Level 3 securities include auction rate securities issued by student-loan authorities and a taxable municipal Qualified Zone Academy Bond (“QZAB”). Due to the nature of the auction rate securities and the lack of a secondary market with active fair value indicators, Citizens used an income approach based on a discounted cash flow model utilizing significant unobservable inputs (Level 3) in the valuation process to estimate the transaction price between market participants for each group of securities as of the valuation date. The significant assumptions made in this modeling process included the liquidity and credit premiums, and fail rate formulas utilizing assumed interest payments. Due to the current illiquid market for QZAB bonds, Citizens relies on models containing significant unobservable market-based inputs to determine the fair value of these bonds.

Securities Held to Maturity. The fair value of securities classified as held to maturity are based upon quoted prices for similar assets, if available, or matrix pricing models. This process is essentially the same as the valuation methodologies and price verification functions used for securities available for sale.

FHLB and Federal Reserve Stock. The carrying amount of FHLB and Federal Reserve stock is used to approximate the fair value of these investments. These securities are not readily marketable, are recorded at cost (par value), and are evaluated for impairment based on the ultimate recoverability of the par value. Citizens considers positive and negative evidence, including the profitability and asset quality of the issuer, dividend payment history and recent redemption experience, when determining the ultimate recoverability of the par value. Citizens believes its investments in FHLB and Federal Reserve stock are ultimately recoverable at par.

Net Portfolio Loans. The fair value of loans and loan commitments is estimated based on discounted cash flows using exit-value rates at September 30, 2012 and December 31, 2011, weighted for varying maturity dates. The cash flows take into consideration current portfolio interest rates and repricing characteristics as well as assumptions relating to prepayment speeds. The discount rates take into consideration the current market interest rate environment, a credit risk component based on the credit characteristics of each loan portfolio, and a liquidity premium reflecting the liquidity or illiquidity of the market. If an entry-value rate was used to estimate fair value of loans and loan commitments, the disclosed fair value would have been higher for the periods presented.

Deposits. The estimated fair value of demand deposits (e.g., noninterest and interest bearing demand, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for certificates of deposit are based on the discounted value of contractual cash flows at current interest rates. The estimated fair value of deposits does not take into account the value of Citizens’ long-term relationships with depositors, commonly known as core deposit intangibles, which are separate intangible assets, and not considered financial instruments.

Short-Term Borrowings. The carrying amounts of federal funds purchased, securities sold under agreement to repurchase and other short-term borrowings approximate their fair values because they frequently reprice to a market rate.

Long-Term Debt. The fair value is estimated using observable market prices and by discounting future cash flows using current interest rates for similar financial instruments.

Derivative Instruments. Substantially all derivative instruments held or issued by Citizens are traded in over-the-counter markets where quoted market prices are not readily available. Derivative instruments are priced by independent providers using observable market assumptions with adjustments based on widely accepted valuation techniques. For those derivatives, Citizens measures fair value with models that use primarily market observable inputs, such as yield curves and option volatilities, and include the value associated with counterparty credit risk (credit valuation adjustments). Citizens assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions, and determined that the credit valuation adjustments were not significant to the overall valuation of its derivatives.

Deferred Compensation Assets. Citizens has a portfolio of mutual fund investments classified as trading securities which hedge the deferred compensation liabilities for various employees, former employees and directors. These investments are traded on active exchanges with valuations obtained from readily available pricing sources for market transactions involving identical assets. Additionally, Citizens invests in a Guaranteed Income Fund which is supported by a group annuity insurance contract issued by Prudential Retirement Insurance and Annuity Company. The investment is recorded at contract value and, based on the nature of the fund, generally approximates fair value. The Guaranteed Income Fund has no maturity date and is secured only by Prudential’s general account. Therefore, the Guaranteed Income Fund is recorded as recurring Level 3.

Impaired Loans. A loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment is typically measured based on the fair value of the underlying collateral. The fair value of the underlying collateral is determined, where possible, using market prices derived from appraisals, which are considered to be Level 2. Fair value may also be measured using the present value of expected future cash flows discounted at the loan’s effective interest rate. Since certain assumptions and unobservable inputs related to loss severity are currently being used in both techniques, impaired loans are recorded as Level 3 in the fair value hierarchy. Citizens measures impairment on all nonaccrual commercial and industrial and commercial real estate loans for which it has established specific reserves as part of the specific allocated allowance component of the allowance for loan losses. Citizens measures impairment on all residential mortgage loans over 120 days past due.

Loans Held for Sale. Residential mortgage loans held for sale are comprised of loans originated for sale in the ordinary course of business and selected nonperforming residential mortgage loans. The fair value of residential mortgage loans originated for sale in the secondary market is based on purchase commitments or quoted prices for similar loans and are classified as nonrecurring Level 2. The fair value of nonperforming residential mortgage loans is based on the fair value of the underlying collateral, net of estimated costs to sell, using market prices derived from indicative pricing models which utilize projected assumptions about loss severity Citizens believes potential investors would make or appraisals and are classified as nonrecurring Level 3.

Commercial loans held for sale are comprised primarily of loans identified for sale that are recorded at the lower of carrying amount or market value based on appraisals of the underlying collateral, which are also subject to management adjustments for loss severity based on current market conditions and recent sales activity. Fair value may also be measured using the present value of expected future cash flows discounted at the loan’s effective interest rate. Citizens records commercial loans held for sale as nonrecurring Level 3.

Other Real Estate. Other real estate (“ORE”) is comprised of commercial and residential real estate acquired through foreclosure proceedings or acceptance of a deed-in-lieu of foreclosure. Commercial properties and former branch locations are carried at fair value at the time of acquisition based on the fair value of the underlying real property, net of estimated costs to sell. This is determined using market prices derived from appraisals, which are considered to be Level 2. However, certain assumptions and unobservable inputs related to loss severity are currently being used by appraisers and management, therefore, qualifying the assets as Level 3 in the fair value hierarchy. Residential real estate is recorded at the fair value of the underlying real property, net of estimated costs to sell, using market prices derived from indicative pricing models which utilize projected assumptions Citizens believes potential investors would make or appraisals and are classified as nonrecurring Level 3. Losses arising from the initial acquisition of such properties are charged against the allowance for loan losses at the time of transfer. Subsequent valuation adjustments to reflect fair value, as well as gains and losses on disposal of these properties, are charged to noninterest expense as incurred. Citizens records ORE properties as nonrecurring Level 3.

Repossessed Assets. Repossessed assets consist of consumer assets acquired to satisfy the consumer’s outstanding delinquent debt. These assets consist of automobiles, boats, recreational vehicles and other personal items. These assets are carried at fair value, net of estimated costs to sell, based on internally developed procedures. Citizens records repossessed assets as nonrecurring Level 3.

Some of the assets and liabilities discussed above are measured on a recurring basis while others are measured on a nonrecurring basis, with the determination based upon applicable existing accounting pronouncements. For example, investment securities available for sale, derivative instruments, and deferred compensation assets are recorded at fair value on a recurring basis. Other assets, such as loans held for sale, impaired loans, other real estate, and repossessed assets are recorded at fair value on a nonrecurring basis. Goodwill and core deposit intangibles are measured for impairment on a nonrecurring basis and are written down when the value of the individual asset has declined below carrying value.

The following table presents the balances of assets and liabilities that were measured at fair value on a recurring basis.

September 30, 2012
(in thousands)	Total	Level 1	Level 2	Level 3
Securities available for sale:
Collateralized mortgage obligations	$411,731	$—	$411,725	$6
Mortgage-backed	1,018,853	—	1,018,853	—
State and municipal	110,696	—	109,988	708
Other	287	—	54	233

Total available for sale	1,541,567	—	1,540,620	947
Other assets:
Derivatives designated as hedging instruments	1,217	—	1,217	—
Derivatives not designated as hedging instruments	14,898	—	14,898	—
Deferred compensation assets	8,796	6,915	—	1,881

Total other assets	24,911	6,915	16,115	1,881

Total	$1,566,478	$6,915	$1,556,735	$2,828

Other liabilities:
Derivatives designated as hedging instruments	$7,515	$—	$7,515	$—
Derivatives not designated as hedging instruments	15,521	—	15,521	—

Total	$23,036	$—	$23,036	$—

December 31, 2011
(in thousands)	Total	Level 1	Level 2	Level 3
Securities available for sale:
Collateralized mortgage obligations	$365,302	$—	$365,294	$8
Mortgage-backed	823,852	—	823,852	—
State and municipal	123,308	—	121,862	1,446
Other	271	—	38	233

Total available for sale	1,312,733	—	1,311,046	1,687
Other assets:
Derivatives designated as hedging instruments	3,791	—	3,791	—
Derivatives not designated as hedging instruments	17,088	—	17,088	—
Deferred compensation assets	8,477	6,791	—	1,686

Total other assets	29,356	6,791	20,879	1,686

Total	$1,342,089	$6,791	$1,331,925	$3,373

Other liabilities:
Derivatives designated as hedging instruments	$2,317	$—	$2,317	$—
Derivatives not designated as hedging instruments	17,614	—	17,614	—

Total	$19,931	$—	$19,931	$—

There were no transfers between levels within the fair value hierarchy nor were there any purchases, sales, or issuances during the three and nine month periods ended September 30, 2012. The following table presents the reconciliation of Level 3 assets held by Citizens.

		Net Realized/Unrealized Gains (Losses)
	Balance at Beginning of Period	Recorded in Earnings		Recorded in Other Comprehensive Income (Pretax)	Purchases	Sales	Settlements	Balance at End of Period
(in thousands)		Realized (1)	Unrealized
Three Months Ended September 30, 2012
Securities available for sale
Collateralized mortgage obligations	$6	$—	$—	$—	$—	$—	$—	$6
State and municipal	1,447	612	—	99	—	—	(1,450)	708
Other	233	3	—	(3)	—	—	—	233
Deferred compensation assets	1,851	—	—	—	538	(508)	—	1,881

Total	$3,537	$615	$—	$96	$538	$(508)	$(1,450)	$2,828

Nine Months Ended September 30, 2012
Securities available for sale
Collateralized mortgage obligations	$8	$—	$—	$—	$—	$—	$(2)	$6
State and municipal	1,446	628	—	84	—	—	(1,450)	708
Other	233	10	—	(10)	—	—	—	233
Deferred compensation assets	1,686	—	—	—	825	(630)	—	1,881

Total	$3,373	$638	$—	$74	$825	$(630)	$(1,452)	$2,828

(1)	Net realized gains and losses, including discount accretions, are contained in the line item “Interest Income” on the Consolidated Statements of Operations.

The following table includes assets measured at fair value on a nonrecurring basis that have had a fair value adjustment.

September 30, 2012 (in thousands)	Initial Carrying Value	Fair Value
		Total	Level 1	Level 2	Level 3
Impaired loans	$78,200	$31,101	$—	$—	$31,101
Commercial loans held for sale	36	—	—	—	—
Residential mortgage loans held for sale	708	214	—	—	214
Other real estate	3,764	2,244	—	—	2,244
Repossessed assets	2,566	1,412	—	—	1,412

Total	$85,274	$34,971	$—	$—	$34,971

The following table represents quantitative information about Level 3 fair value measurements.

(in thousands)	Fair Value at September 30, 2012	Valuation Technique	Unobservable Input		Range (Weighted Average)
Securities available for sale:
Collateralized mortgage obligations	$6	Cost	None	(1)	None
State and municipal	708	Discounted Cash Flow	Liquidity Premium		1.0%-1.5%(1.4%)
			Credit Premium		1.3%-2.7%(2.3%)
			Fail Rate		1.2%-2.0%(1.8%)
Other	233	Discounted Cash Flow	Liquidity Premium		2.0%-2.5%(2.4%)
			Credit Premium		2.8%-5.5%(4.5%)
			Fail Rate		1.2%-1.5%(1.4%)
Deferred compensation assets	1,881	Contract Value	None	(2)	None
Impaired loans	31,101	Comparative Sales	Loss Severity Discount		0% - 100% (65%)
Residential mortgage loans held for sale	214	Comparative Sales	Loss Severity Discount		6% - 100% (70%)
Other real estate	2,244	Comparative Sales	Loss Severity Discount		2% - 100% (40%)
Repossessed assets	1,412	Comparative Sales	Loss Severity Discount		45% - 45% (45%)

(1)	Carrying value approximates fair value.
(2)	Contract value approximates fair value.

The significant unobservable inputs used in the fair value measurement of Citizens’ recurring Level 3 securities are the liquidity and credit premiums and fail rate formula. A change in these inputs to a different amount would not result in a material change in fair value.

Note 8. Pension Benefit Cost

Effective December 31, 2006, Citizens’ defined benefit pension plan was “frozen,” preserving prior earned benefits but discontinuing the accrual of further benefits. Citizens recognizes the change in the funded status (i.e. the difference between the fair value of plan assets and the projected benefit obligations) of its retirement plans as an adjustment to accumulated other comprehensive income, net of tax. This adjustment represents the unrecognized actuarial losses and unrecognized prior service costs. The components of retirement benefit cost are presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2012	2011	2012	2011
Defined benefit pension plans
Interest cost	$847	$955	$2,610	$2,865
Expected return on plan assets	(1,055)	(1,018)	(3,165)	(3,053)
Amortization of unrecognized:
Prior service cost	8	8	23	23
Net actuarial loss	761	833	2,346	2,498

Net pension cost	561	778	1,814	2,333

Supplemental pension plans
Interest cost	11	189	221	567
Amortization of unrecognized:
Net actuarial loss	6	5	29	14

Net pension cost	17	194	250	581

Postretirement benefit plans
Interest cost	19	(43)	59	245
Amortization of unrecognized:
Prior service cost	(229)	(107)	(688)	(251)
Net actuarial (gain) loss	(45)	37	(135)	(107)

Net postretirement benefit cost	(255)	(113)	(764)	(113)

Defined contribution retirement and 401(k) plans
Employer contributions	403	—	1,341	—

Total periodic benefit cost	$726	$859	$2,641	$2,801

Citizens maintains multiple employee benefit plans, including defined benefit pension, supplemental pension, postretirement healthcare, and defined contribution retirement 401(k). Citizens made a cash contribution of $2.7 million to the defined benefit pension plan during the first nine months of 2012 and does not expect to make an additional contribution for the remainder of the year. During the first nine months of 2012, Citizens contributed $0.4 million to the supplemental pension plans and anticipates that an additional $0.1 million of contributions will be made during the remaining three months of the year. Citizens contributed $0.1 million to the postretirement benefit plan during the first nine months of 2012 and anticipates making an additional $0.1 million in contributions for the remaining portion of the year. Citizens suspended the 401(k) matching funds and annual discretionary contributions during the third quarter of 2009. The Board of Directors approved the reinstatement of the 401(k) matching funds effective January 1, 2012. Contributions to the 401(k) savings plan will be matched 50% on the first 2% of salary deferred and 25% on the next 6% deferred.

The pension plan assets for which Citizens determines fair value include a short-term pooled money fund, equity, and fixed income securities, all of which fall into Level 2 in the fair value hierarchy at September 30, 2012. Citizens’ pension plan assets are invested solely in pooled separate account funds, which are managed by Prudential. The net asset values (“NAV”) are based on the value of the underlying assets owned by the fund, minus its liabilities, and then divided by the number of units outstanding. The NAV’s unit price of the pooled separate accounts is not quoted on any market; however, the unit price is based on the underlying investments which are traded in an active market and are priced by independent providers. Citizens has evaluated their valuation methodologies used to develop the fair values in order to determine whether such valuations are representative of an exit price in Citizens’ principal markets. Further, Citizens has developed an internal, independent price verification function that performs annual testing on valuations received from third parties. There are no significant restrictions on Citizens’ ability to sell any of the investments in the pension plan.

The estimated fair values of Citizens’ pension plan assets follows.

September 30, 2012
(in thousands)	Total	Level 1	Level 2	Level 3
Asset Category
Short-term pooled money fund	$2,880	$—	$2,880	$—
Equity securities
Large cap	19,005	—	19,005	—
Mid-cap	4,639	—	4,639	—
Small-cap	6,631	—	6,631	—
International equity	9,967	—	9,967	—
Fixed income securities
Intermediate term fixed	22,105	—	22,105	—

Total	$65,227	$—	$65,227	$—

Note 9. Stock-Based Compensation

Citizens has a stock-based compensation plan authorizing the granting of incentive and nonqualified stock options, nonvested stock awards (also known as restricted stock), restricted stock units, and performance awards to employees and non-employee directors. At September 30, 2012, Citizens had 934,192 shares of common stock reserved for future issuance under the current plan. The compensation cost for share based awards is recognized over the requisite service period of the award. The requisite service period is presumed to be the stated vesting period or the estimated time that will be required to satisfy any performance conditions. Restricted shares are included in outstanding stock totals, and are entitled to receive dividends and have voting rights. Restricted stock units have no voting or dividend rights but have dividend equivalent rights entitling them to additional shares at the time the units are settled for common stock. There have been no options granted since 2006 and no recognized costs associated with stock options since 2009.

The following table sets forth the total stock-based compensation expense resulting from restricted stock units and restricted stock awards included in the Consolidated Statements of Operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2012	2011	2012	2011
Restricted stock compensation and restricted stock unit compensation	$1,100	$713	$2,717	$2,079
Income tax benefit	(385)	(250)	(951)	(728)

Total stock-based compensation expense after income taxes	$715	$463	$1,766	$1,351

New shares are issued when stock options are exercised. Citizens presents excess tax benefits from the exercise of stock options, if any, as financing cash inflows and as operating cash outflows on the Consolidated Statements of Cash Flows.

As of September 30, 2012, $6.5 million of total unrecognized compensation cost related to restricted stock is expected to be recognized over a weighted average period of 1.8 years.

The following table summarizes restricted stock activity.

	Number of Shares	Weighted-Average Per Share Grant Date Fair Value
Restricted stock at December 31, 2011	825,969	$9.27
Granted	299,788	16.85
Vested	(81,299)	11.33
Forfeited	(26,127)	11.59

Restricted stock at September 30, 2012 (1)	1,018,331	$11.28

(1)	Includes 75,814 vested shares under restriction prohibiting sale until conditions are met, including two years from grant date and certain TARP payments are made.

The total fair value of restricted stock vested during the nine months ended September 30, 2012 was $1.3 million.

Note 10. Earnings Per Common Share

Earnings per common share is computed using the two-class method. As of September 30, 2012, potential common stock that would be generated from restrictions lapsing on unvested shares as well as additional shares issued through the exercise of stock options and warrants totaled 2,919,231 shares. As a result of being anti-dilutive, these shares were excluded from the computation of dilutive earnings per share. A reconciliation of the numerators and denominators of the basic and diluted earnings per common share computations follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Numerator:
Net Income (loss)	$20,991	$32,944	$349,028	$(11,577)
Dividend on redeemable preferred stock	(6,130)	(5,761)	(18,127)	(17,088)

Net income (loss) attributable to common shareholders	14,861	27,183	330,901	(28,665)
Net income allocated to participating securities	374	553	7,571	—

Net income (loss) after allocation to participating securities	$14,487	$26,630	$323,330	$(28,665)

Denominator:
Weighted average shares outstanding	40,507	40,251	40,393	39,997
Less: participating securities included in weighted average shares outstanding	(1,018)	(818)	(924)	(579)

Weighted average shares outstanding for basic and dilutive earnings per common share	39,489	39,433	39,469	39,418

Basic net income (loss) per common share	$0.37	$0.68	$8.19	$(0.73)
Diluted net income (loss) per common share	0.37	0.68	8.19	(0.73)

During the first quarter of 2010, Citizens suspended quarterly cash dividend payments on its fixed-rate cumulative perpetual preferred stock, Series A Preferred Stock, issued to and owned by the U.S. Department of the Treasury as part of the Treasury’s Capital Purchase Program. Citizens has both the intent and ability in the future to pay these dividends and therefore accrues for this obligation. Citizens is currently in arrears in the amount of $44.2 million and $31.5 million with the dividend payments on the Series A Preferred Stock as of September 30, 2012 and December 31, 2011, respectively. For additional information about the Series A Preferred Stock, see Note 14 to the Consolidated Financial Statements of Citizens’ 2011 Annual Report on Form 10-K.

Note 11. Lines of Business

Citizens is managed along the following business lines: Regional Banking, Specialty Consumer, Specialty Commercial, Wealth Management, and Other. Selected line of business information for the three and nine months ended September 30, 2012 and 2011 is provided below. Certain amounts have been reclassified to conform with the current year presentation. These reclassifications do not have a significant effect on any one line of business and do not change the total results of Citizens. There are no significant intersegmental revenues. For additional information about the business lines, see Note 15 to the Consolidated Financial Statements of Citizens’ 2011 Annual Report on Form 10-K.

(in thousands)	Regional Banking	Specialty Consumer	Specialty Commercial	Wealth Mgmt	Other	Total
Earnings Summary - Three Months Ended September 30, 2012
Net interest income (taxable equivalent)	$53,366	$8,985	$16,622	$29	$(1,694)	$77,308
Provision for loan losses	5,692	4,045	(4,542)	—	—	5,195

Net interest income (loss) after provision	47,674	4,940	21,164	29	(1,694)	72,113
Noninterest income	17,817	179	531	3,635	1,548	23,710
Noninterest expense	50,555	4,092	3,104	2,394	11,910	72,055

Income (loss) before income taxes	14,936	1,027	18,591	1,270	(12,056)	23,768
Income tax expense (benefit) (taxable equivalent)	5,228	359	6,507	445	(9,762)	2,777

Net income (loss)	$9,708	$668	$12,084	$825	$(2,294)	$20,991

Average assets (in millions)	$2,989	$1,600	$1,244	$22	$3,869	$9,724

Earnings Summary - Three Months Ended September 30, 2011
Net interest income (taxable equivalent)	$53,340	$9,962	$12,917	$125	$4,323	$80,667
Provision for loan losses	5,292	15,267	(3,078)	—	—	17,481

Net interest income (loss) after provision	48,048	(5,305)	15,995	125	4,323	63,186
Noninterest income	18,662	59	2,262	3,620	(176)	24,427
Noninterest expense	53,429	4,010	3,329	2,567	2,076	65,411

Income (loss) before income taxes	13,281	(9,256)	14,928	1,178	2,071	22,202
Income tax expense (benefit) (taxable equivalent)	4,649	(3,240)	5,224	412	(17,787)	(10,742)

Net income (loss)	$8,632	$(6,016)	$9,704	$766	$19,858	$32,944

Average assets (in millions)	$3,196	$1,650	$1,041	$18	$3,691	$9,596

(in thousands)	Regional Banking	Specialty Consumer	Specialty Commercial	Wealth Mgmt	Other	Total
Earnings Summary - Nine Months Ended September 30, 2012
Net interest income (taxable equivalent)	$156,909	$25,882	$48,670	$87	$661	$232,209
Provision for loan losses	24,024	6,666	(11,799)	—	—	18,891

Net interest income after provision	132,885	19,216	60,469	87	661	213,318
Noninterest income	52,512	546	1,914	10,819	4,505	70,296
Noninterest expense	151,905	12,692	9,573	7,377	23,947	205,494

Income (loss) before income taxes	33,492	7,070	52,810	3,529	(18,781)	78,120
Income tax expense (benefit) (taxable equivalent)	11,722	2,475	18,484	1,235	(304,824)	(270,908)

Net income	$21,770	$4,595	$34,326	$2,294	$286,043	$349,028

Average assets (in millions)	$3,016	$1,576	$1,225	$22	$3,720	$9,559

Earnings Summary - Nine Months Ended September 30, 2011
Net interest income (taxable equivalent)	$162,701	$28,132	$34,247	$423	$15,370	$240,873
Provision for loan losses	56,710	26,533	40,558	—	—	123,801

Net interest income (loss) after provision	105,991	1,599	(6,311)	423	15,370	117,072
Noninterest income	53,208	1,716	3,181	11,355	1,435	70,895
Noninterest expense	164,598	13,997	12,100	7,226	18,590	216,511

Income (loss) before income taxes	(5,399)	(10,682)	(15,230)	4,552	(1,785)	(28,544)
Income tax expense (benefit) (taxable equivalent)	(1,890)	(3,739)	(5,331)	1,593	(7,600)	(16,967)

Net income (loss)	$(3,509)	$(6,943)	$(9,899)	$2,959	$5,815	$(11,577)

Average assets (in millions)	$3,324	$1,645	$1,055	$18	$3,677	$9,719

Note 12. Commitments, Contingent Liabilities and Guarantees

In accordance with GAAP, the unaudited Consolidated Financial Statements do not reflect various loan commitments (unfunded loans and unused lines of credit) and letters of credit originated in the normal course of business. Loan commitments are made to accommodate the financial needs of clients. Letters of credit guarantee future payment of client financial obligations to third parties. They are normally issued for services provided or to facilitate the shipment of goods. Both arrangements have essentially the same level of credit risk as that associated with extending loans to clients and are subject to Citizens’ normal credit policies. Inasmuch as these arrangements generally have fixed expiration dates or other termination clauses, most expire unfunded and do not necessarily represent future liquidity requirements. Collateral is obtained based on Citizens’ assessment of the client and may include receivables, inventories, real property, and equipment.

Amounts available to clients under loan commitments and standby letters of credit follow.

(in thousands)	September 30, 2012	December 31, 2011
Loan commitments and letters of credit:
Commitments to extend credit	$943,985	$932,435
Asset-based lending participations	86,467	151,194
Financial standby letters of credit	109,611	125,401
Performance standby letters of credit	1,756	3,571
Deferred standby letter of credit fees	601	1,123

At September 30, 2012 and December 31, 2011, a liability of $1.9 million was recorded for possible losses on commitments to extend credit. In accordance with applicable accounting standards related to guarantees, Citizens defers fees collected in connection with the issuance of standby letters of credit. The fees are then recognized in income proportionately over the life of the standby letter of credit agreement.

Prior to June 2008, when Citizens sold its residential mortgage originations to several secondary market participants, it made various standard representations and warranties. The specific representations and warranties made by Citizens depended on the nature of the transaction and the requirements of the buyer. In the event of a breach of the representations and warranties, Citizens may be required to either repurchase the mortgage loans (generally at unpaid principal balance plus accrued interest) with the identified defects or indemnify the investor. For the three month periods ended September 30, 2012 and 2011, Citizens repurchased $2.3 million and $1.0 million of loans, respectively, pursuant to such provisions. Citizens recorded $1.3 million and $0.5 million for the three month periods ended September 30, 2012 and 2011, respectively, in Other Expense on the Consolidated Statements of Operations related to repurchasing or indemnifying such loans. For the nine month periods ended September 30, 2012 and 2011, Citizens repurchased $4.7 million and $1.5 million of loans, respectively, pursuant to such provisions. Citizens recorded $4.9 million and $3.5 million for the nine month periods ended September 30, 2012 and 2011, respectively, in Other Expense on the Consolidated Statements of Operations related to repurchasing or indemnifying such loans.

Note 13. Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives. Citizens is exposed to certain risks arising from both its business operations and economic conditions. Citizens manages economic risks, including interest rate, liquidity, and credit risk, primarily through the amount, sources, and duration of its assets and liabilities and the use of derivative financial instruments. Specifically, Citizens enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. Citizens’ derivative financial instruments are used to manage differences in the amount, timing, and duration of its known or expected cash receipts and cash payments principally related to certain variable-rate loan assets and fixed and floating rate liabilities. When entering into an interest rate swap, Citizens and a counterparty agree to exchange cash flows based on a specified notional amount multiplied by an interest rate. Typically Citizens will pay a fixed rate and receive a floating rate (or vice versa), though paying one floating rate and receiving another is possible. In all cases the underlying notional amount is not exchanged. When Citizens purchases an interest rate cap, it receives variable-rate amounts from a counterparty if a specific interest rate index rises above the strike rate on the contract in exchange for an upfront premium.

Fair Values of Derivative Instruments on the Consolidated Balance Sheets. The table below presents the fair value of Citizens’ derivative financial instruments as well as their classification on the Consolidated Balance Sheets.

	Other Assets		Other Liabilities
(in thousands)	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Derivatives designated as hedging instruments Interest rate products	$1,217	$3,791	$7,515	$2,317
Derivatives not designated as hedging instruments Interest rate products	14,898	17,088	15,521	17,614

Total derivatives	$16,115	$20,879	$23,036	$19,931

Cash Flow Hedges of Interest Rate Risk. Citizens’ objective in using cash flow hedges is to add stability to net interest income through managing its income exposure to changes in market interest rates. To accomplish this objective, Citizens uses interest rate swaps and caps as part of its interest rate risk management strategy. Citizens had twelve interest rate caps and swaps with an aggregate notional amount of $385.0 million at September 30, 2012 and December 31, 2011 that were designated as cash flow hedges of interest rate risk.

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2012 and 2011, such derivatives were used to hedge the variable cash inflows and outflows associated with existing pools of prime and LIBOR-based loan assets and liabilities. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. No hedge ineffectiveness was recognized during the three and nine months ended September 30, 2012 and 2011.

Amounts reported in accumulated other comprehensive income related to derivatives are reclassified to interest income as interest payments are received on Citizens’ variable-rate assets. Citizens accelerated the reclassification of unrealized gains in accumulated other comprehensive income of less than $0.1 million for the nine months ended September 30, 2012 and $0.2 million and $0.7 million for the three and nine months ended September 30, 2011, respectively, to earnings as a result of the hedged forecasted transactions becoming probable not to occur. There was no reclassification of unrealized gains accelerated for the three months ended September 30, 2012. During the next twelve months, Citizens estimates that there will be no derivatives reclassified as an increase to interest income and $2.6 million as an increase to interest expense.

The following tables summarize the impact of cash flow hedges on the Consolidated Financial Statements.

	Derivative Impact on OCI Gain (Loss)
Derivatives Relationship (in thousands)	Recognized in OCI		Location Reclassified in Statement of Operations	Reclassified from Accumulated OCI into Statement of Operations
	Three Months Ended September 30,			Three Months Ended September 30,
	2012	2011		2012	2011
Cash flow hedges:
			Interest income	$34	$547
Interest rate products	$(2,665)	$(697)	Interest expense	(634)	—
			Other income	—	182

Total	$(2,665)	$(697)		$(600)	$729

	Derivative Impact on OCI Gain (Loss)
Derivatives Relationship (in thousands)	Recognized in OCI		Location Reclassified in Statement of Operations	Reclassified from Accumulated OCI into Statement of Operations
	Nine Months Ended September 30,			Nine Months Ended September 30,
	2012	2011		2012	2011
Cash flow hedges:			Interest income	$406	$2,418
Interest rate products	$(9,541)	$(680)	Interest expense	(1,843)	—
			Other income	6	717

Total	$(9,541)	$(680)		$(1,431)	$3,135

Fair Value Hedges of Interest Rate Risk. Citizens is exposed to changes in the fair value of certain of its fixed-rate assets and liabilities due to changes in market interest rates. Citizens utilizes derivatives designated as fair value hedges to mitigate this market value risk. At September 30, 2012, Citizens had no derivatives designated as fair value hedges.

For derivatives that are designated and qualify as fair value hedges, the gain or loss on the derivative as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in earnings. Citizens includes the gain or loss on the hedged items in the same line item in the Statements of Operations as the offsetting loss or gain on the related derivatives. During the three and nine months ended September 30, 2012 and the three months ended September 30, 2011, Citizens did not recognize any gains in interest expense related to hedge ineffectiveness. Citizens recognized gains of $0.7 million in interest expense related to hedge ineffectiveness for the nine months ended September 30, 2011. Citizens recognized no net reduction to interest expense during the three and nine months ended September 30, 2012 and the three months ended September 30, 2011. Citizens recognized a net reduction to interest expense of $0.4 million during the nine months ended September 30, 2011, which includes net settlements of the derivatives and any amortization adjustment in the basis of the hedged item. In addition, during the three and nine months ended September 30, 2012 and September 30, 2011, Citizens recognized a net reduction to interest expense of $0.1 million, $0.4 million, $0.2 million and $0.6 million, respectively, related to the amortization adjustment of the basis in the hedged items that were in a hedging relationship with hedges that were terminated.

The following table summarizes the impact of fair value hedges on the Consolidated Financial Statements.

	Derivative Contract (Loss) Gain			Hedged Item Gain (Loss)
Derivatives Relationship (in thousands)	Location in Statement of Operations	Three Months Ended September 30,		Location in Statement of Operations	Three Months Ended September 30,
		2012	2011		2012	2011
Fair value hedges:
Interest rate products	Interest expense	$—	$—	Interest expense	$—	$—

	Derivative Contract (Loss) Gain			Hedged Item Gain (Loss)
Derivatives Relationship (in thousands)	Location in Statement of Operations	Nine Months Ended September 30,		Location in Statement of Operations	Nine Months Ended September 30,
		2012	2011		2012	2011
Fair value hedges:
Interest rate products	Interest expense	$—	$(1,107)	Interest expense	$—	$1,818

Derivatives Not Designated as Hedges. Citizens does not use derivatives for trading or speculative purposes and does not use credit derivatives for any purpose. Derivatives not designated as hedges are used to manage Citizens’ exposure to interest rate movements and other identified risks but do not satisfy the conditions for hedge accounting. Changes in the fair value of derivatives not designated in hedging relationships are recorded directly into earnings. Additionally, Citizens holds interest rate derivatives, including interest rate swaps and option products, resulting from a service Citizens provides to certain clients. Citizens executes interest rate derivatives with commercial banking clients to facilitate their respective risk management strategies. Those derivatives are simultaneously hedged by offsetting derivatives that Citizens executes with a third party, such that Citizens minimizes its net risk exposure resulting from such transactions. As of September 30, 2012 and December 31, 2011, Citizens had 140 derivative transactions with an aggregate notional amount of $501.3 million and 156 derivative transactions with an aggregate notional amount of $527.4 million, respectively, related to this program.

The following table summarizes the impact of derivatives not designated as hedges on the Consolidated Financial Statements.

		Amount of (Loss) Gain Recognized in Statement of Operations
Derivatives Relationship (in thousands)	Location of (Loss) Gain Recognized in Statement of Operations	Three Months Ended September 30,
		2012	2011
Derivatives not designated as hedges - Interest rate products	Other income	$(83)	$(268)

		Amount of (Loss) Gain
Derivatives Relationship (in thousands)	Location of (Loss) Gain Recognized in Statement of Operations	Nine Months Ended September 30,
		2012	2011
Derivatives not designated as hedges - Interest rate products	Other income	$(96)	$(458)

Credit-Risk-Related Contingent Features. Citizens has agreements with its derivative counterparties that contain a provision where if Citizens defaults on any of its indebtedness, including a default where repayment of the indebtedness has not been accelerated by the lender, then it could also be declared in default on its derivative obligations. Citizens also has agreements with certain derivative counterparties that contain a provision where if it fails to maintain its status as a well or adequately capitalized institution, then the counterparty could terminate the derivative positions and Citizens would be required to settle its obligations under the agreements.

As of September 30, 2012, the fair value of derivatives in a net liability position with all counterparties, which includes accrued interest, but excludes any adjustment for nonperformance risk related to these agreements, was $21.8 million. As of September 30, 2012, Citizens had minimum collateral posting requirements with its derivative counterparties resulting in assigned collateral of $30.6 million. As of September 30, 2012 no circumstances could have been triggered to require Citizens to pledge additional collateral.

In addition, if Citizens’ credit rating is reduced below investment grade, then a termination event is deemed to have occurred with one of its counterparties and the counterparty has the right to terminate all affected transactions under the related agreement. Citizens has breached these provisions with respect to a Moody’s rating below investment grade at August 6, 2009 and may be required to settle its obligations under the agreement at the termination value. Citizens may be required to pay additional amounts due in excess of amounts previously posted as collateral. As of September 30, 2012, the termination value approximated $5.6 million.

Citizens does not offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against recognized fair value amounts of derivatives executed with the same counterparty under a master netting agreement. Citizens has the right to reclaim collateral assigned of $30.6 million.

Note 14. Regulatory Matters

On April 19, 2012, Citizens announced that, effective April 17, 2012, the Federal Reserve Bank of Chicago and the Michigan Office of Financial and Insurance Regulation have terminated their written agreement with Citizens, and its subsidiary, Citizens Bank dated July 28, 2010.

Note 15. Business Combination

On September 13, 2012, Citizens and FirstMerit announced the signing of a definitive agreement under which FirstMerit will acquire Citizens in a stock-for-stock merger transaction. Under the terms of the agreement, Citizens’ shareholders will receive a fixed 1.37 shares of FirstMerit common stock in exchange for each share of Citizens’ common stock.

Subject to receipt of requisite approvals, FirstMerit also expects to repay Citizens’ approximately $345 million of TARP preferred stock, which includes $45 million of estimated deferred dividends, held by the Treasury at closing. The merger has been unanimously approved by the Boards of Directors of both Citizens and FirstMerit and is subject to customary closing conditions, including receipt of regulatory approvals and approval by both companies’ shareholders. In the third quarter of 2012, Citizens recorded $4.4 million of merger-related expenses in professional services. The transaction is expected to close in the second quarter of 2013.